Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarters and years ended December 31, 2017 and 2016.

Three Months Ended December 31, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income (loss) from continuing operations	$45.3	$136.3	$2.9	$7.9	$(0.7)	$(61.0)	$130.7
Provision for income taxes	—	—	—	—	—	21.2	21.2
Interest expense, net of capitalized interest	—	—	—	—	—	4.5	4.5
Depreciation and amortization	7.2	16.8	4.2	2.3	0.7	0.8	32.0
EBITDA from continuing operations	52.5	153.1	7.1	10.2	—	(34.5)	188.4
Stock-based compensation expense	0.3	0.3	0.1	—	—	1.1	1.8
Gain on sale or impairment of long-lived assets, net	—	—	—	—	—	8.6	8.6
Other operating credits and charges, net	—	—	—	—	—	3.5	3.5
Investment income	—	—	—	—	—	(3.3)	(3.3)
Adjusted EBITDA from continuing operations	$52.8	$153.4	$7.2	$10.2	$—	$(24.6)	$199.0

Three Months Ended December 31, 2016 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income (loss) from continuing operations	$22.2	$59.5	$(3.8)	$1.7	$(0.6)	$(36.3)	$42.7
Benefit for income taxes	—	—	—	—	—	6.7	6.7
Interest expense, net of capitalized interest	—	—	—	—	—	5.8	5.8
Depreciation and amortization	6.7	14.0	2.5	2.0	0.6	1.0	26.8
EBITDA from continuing operations	28.9	73.5	(1.3)	3.7	—	(22.8)	82.0
Stock-based compensation expense	0.2	0.3	0.1	—	—	3.0	3.6
Loss on sale or impairment of long-lived assets, net	—	—	—	—	—	(9.4)	(9.4)
Loss on early debt extinguishment	—	—	—	—	—	4.1	4.1
Other operating credits and charges, net	—	—	—	—	—	6.0	6.0
Investment income	—	—	—	—	—	(1.8)	(1.8)
Adjusted EBITDA from continuing operations	$29.1	$73.8	$(1.2)	$3.7	$—	$(20.9)	$84.5

Year Ended December 31, 2017 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income (loss) from continuing operations	$186.8	$425.7	$14.9	$24.3	$(3.4)	$(257.2)	$391.1
Provision for income taxes	—	—	—	—	—	119.1	119.1
Interest expense, net of capitalized interest	—	—	—	—	—	19.3	19.3
Depreciation and amortization	30.9	61.6	15.8	9.1	2.8	3.1	123.3
EBITDA from continuing operations	217.7	487.3	30.7	33.4	(0.6)	(115.7)	652.8
Stock-based compensation expense	0.9	0.9	0.3	—	—	7.6	9.7
Loss on sale or impairments of long-lived assets, net	—	—	—	—	—	6.8	6.8
Other operating credits and charges, net	—	—	—	—	—	8.0	8.0
Investment income	—	—	—	—	—	(10.5)	(10.5)
Adjusted EBITDA from continuing operations	$218.6	$488.2	$31.0	$33.4	$(0.6)	$(103.8)	$666.8

Year Ended December 31, 2016 (Dollar amounts in millions)	Siding	OSB	EWP	South America	Other	Corporate	Total
Income (loss) from continuing operations	$126.1	$186.2	$(5.8)	$17.0	$(1.6)	$(171.6)	$150.3
Provision for income taxes	—	—	—	—	—	19.8	19.8
Interest expense, net of capitalized interest	—	—	—	—	—	32.1	32.1
Depreciation and amortization	27.4	58.6	12.7	8.6	2.3	3.2	112.8
EBITDA from continuing operations	153.5	244.8	6.9	25.6	0.7	(116.5)	315.0
Stock-based compensation expense	0.9	1.0	0.6	—	—	10.5	13.0
Gain on sale or impairments of long-lived assets, net	—	—	—	—	—	(8.4)	(8.4)
Other operating credits and charges, net	—	—	—	—	—	17.4	17.4
Loss on early debt extinguishment	—	—	—	—	—	17.3	17.3
Investment income	—	—	—	—	—	(8.2)	(8.2)
Adjusted EBITDA from continuing operations	$154.4	$245.8	$7.5	$25.6	$0.7	$(87.9)	$346.1